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                                                                  EXHIBIT 10.23a




                              STEEL DYNAMICS, INC.
       AMENDED AND RESTATED OFFICER AND MANAGER CASH AND STOCK BONUS PLAN

                              STEEL DYNAMICS, INC.
                              AMENDED AND RESTATED
                               OFFICER AND MANAGER
                            CASH AND STOCK BONUS PLAN

      1. PURPOSE. The purpose of the Plan is to provide incentives for Officers and Managers of the Company to increase the profitability and growth of the Company and to provide Officers and Managers an opportunity for an ownership interest in the Company.

      2. EFFECTIVE DATE AND TERM OF PLAN. The Effective Date of the Plan is October 28, 1996, the date the Plan was originally adopted and approved of by the Board and shareholders of the Company. The effective date of the Amended and Restated Officer and Manager Cash and Stock Bonus Plan shall be January 1, 2000. All bonus amounts paid for Years prior to 2000 shall be governed by the terms of the original Plan in effect prior to January 1, 2000. The Plan commenced at the beginning of the Company's fiscal year beginning January 1, 1997, and no cash or stock bonuses under this Plan accrued until after conclusion of the Company's 1997 fiscal year. The Plan shall terminate on October 27, 2001, unless extended or earlier terminated by the Board.

      3. DEFINITIONS.

            3.1 "Adjusted Distribution Pool" has the meaning assigned to such term in Section 6.2.

            3.2 "Adjusted Pre-Tax Net Income" means, for any Year, net income of the Company, before taxes, extraordinary items and bonuses payable to Participants under this Plan, as determined by the Company's outside auditors; provided, however, that, to the extent reasonably determinable, the effect upon Adjusted Pre-Tax Net Income of any income and start-up expenses associated with significant capital expenditures, for a period not to exceed twelve (12) months following start-up, shall be excluded from and not taken into account in determining such Adjusted Pre-Tax Net Income.

            3.3 "Base Salary" means, with respect to a Participant, the regular annual salary paid in a Year for services rendered without including any bonus (paid under this Plan or otherwise) or severance pay.

            3.4 "Board" means the Board of Directors of the Company.

            3.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            3.6 "Committee" means a Committee of the Board as contemplated by
      Section 5.

            3.7 "Company" means Steel Dynamics, Inc., an Indiana corporation, and its subsidiaries.

            3.8 "Distribution Pool" means, for any Year, an amount determined by multiplying [Adjusted Pre-Tax Net Income, minus an amount equal to ten percent (10%) of "Stockholders Equity" as determined by Company's audited Consolidated Balance Sheets] by six percent (6%).

            3.9 "Effective Date" has the meaning assigned to such term in
      Section 2.

            3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
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            3.11 "Executive Officer" means an officer of the Company who is from time to time designated as an "Executive Officer" Participant by the Committee. Participant's status may be changed from year to year.

            3.12 "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

                  (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, the Fair Market Value of a share of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                  (ii) If the Stock is quoted on the NASDAQ System (but not on the NASDAQ National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices were not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

                  (iii) In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

            3.13 "Manager" means a manager of the Company who is from time to time designated as a "Manager" Participant by the Committee. A Participant's status may be changed from year to year.

            3.14 "Officer" means an officer of the Company who is from time to time designated as an "Officer" Participant by the Committee. A Participant's status may be changed from year to year.

            3.15 "Participant" means those Executive Officers, Officers and Managers selected from time to time to participate in the Plan by the Committee.

            3.16 "Participant's Adjusted Base Salary" (a) for purposes of the cash portion of the bonus described in Section 6.1, means, with respect to any Executive Officer who is a Participant, two (2) times the Executive Officer's Base Salary, with respect to an Officer who is a Participant, one and one-half (1-1/2) times the Officer's Base Salary, and, with respect to any Manager who is a Participant, the Manager's Base Salary, and (b) for purposes of the stock portion of the bonus described in
      Section 6.2, means, with respect to an Executive Officer, the Executive Officer's Base Salary, with respect to an Officer, seventy-five percent (75%) of the Officer's Base Salary, and, with respect to a Manager, fifty percent (50%) of the Manager's Base Salary.

            3.17 "Participant's Bonus Percentage" means, in any Year with respect to a Participant, a fraction, the numerator of which is equal to the Participant's Adjusted Base Salary and the denominator of which is equal to the sum of all the Participants' Adjusted Base Salaries, calculated separately for purposes of the separate bonus portions described in Sections 6.1 and 6.2.

            3.18 "Plan" means the Steel Dynamics, Inc. Amended and Restated Officer and Manager Cash and Stock Bonus Plan, as it may be further amended from time to time.

            3.19 "Restricted Stock" means Stock issued pursuant to the Plan as contemplated by Section 6.2.

            3.20 "Retirement" means voluntary retirement by a Participant who is at least 60 years old.
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            3.21 "Stock" means the $0.01 par value common stock of the Company.

            3.22 "Ten Percent Return on Stockholders' Equity" means for any Year an amount determined by multiplying "Stockholder's Equity" as determined by the Company's audited Consolidated Balance Sheets by ten percent (10%).

            3.23 "Vested Shares" has the meaning assigned to such term in
      Section 7.

            3.24 "Year" means the Company's fiscal year, with the first Year beginning on January 1, 1997.

      4. SHARES OF STOCK SUBJECT TO THE PLAN.

            4.1 The total number of shares of Stock of the Company reserved and available for distribution pursuant to the Plan shall not exceed, in the aggregate, 450,000 shares of the authorized Stock of the Company, subject to adjustment as described below.

            4.2 Stock which may be acquired under the Plan may be either authorized but unissued shares or shares of issued Stock held by the Company's treasury, or both, at the discretion of the Committee. Whenever any Stock is forfeited under the Plan, the shares forfeited may again be issued hereunder.

            4.3 In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion.

      5. ADMINISTRATION. If appointed by the Board, the Plan shall be administered by a committee of directors (the "Committee") of the Company, consisting of at least two (2) members of the Board, each of whom shall be both
(i) a "non-employee director" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, and (ii) an "outside director" as that term is used in Section 162 of the Code and the regulations promulgated thereunder. In the absence of an appointment of a Committee, however, the Board shall serve as the Committee.

      The Committee shall administer the Plan so as to comply at all times with Rule 16b-3 of the Exchange Act, and Section 162(m) of the Code or any other qualifying laws or rules that may be applicable from time to time. To the extent that any provision hereof is found not to be in compliance with any such Rule or requirement, the Committee shall have the full power and authority to effect such changes or amendments, without the necessity of any further approval by Shareholders. Subject to the foregoing, the Board may from time to time increase the size of the Committee and appoint additional members, remove members (with or without cause), substitute new members, and fill vacancies (however caused). A majority of the members of the Committee shall constitute a quorum, and the actions of a majority of the members of the Committee at a meeting at which a quorum is present shall be the actions of the Committee.

      The Committee has the exclusive power, authority and discretion to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable and to interpret the terms and provisions of the Plan. The Committee may require that a Participant sign a contract or agreement evidencing the terms and conditions of the Participant's rights to receive a bonus under this Plan. The Committee's interpretation of the Plan shall be final, binding and conclusive on all parties.
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      The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in engaging such counsel, consultant or agent shall be paid by the Company.

      The Committee shall have the right, in its sole discretion, to waive the forfeiture provisions found in Section 7 below.

      6. CASH AND STOCK BONUS. Subject to the terms, conditions and limitations set forth in this Plan each Year, if the Distribution Pool is a positive number, the Participants may receive a cash and stock bonus as follows:

            6.1 CASH BONUS. Each Participant shall receive a cash bonus in an amount equal to the product of (i) the Participant's Bonus Percentage and
      (ii) the Distribution Pool; provided, however, that with respect to an Executive Officer, the cash bonus shall not exceed two (2) times the Executive Officer's Base Salary, with respect to an Officer, the cash bonus shall not exceed one and one-half (1-1/2) times the Officer's Base Salary, and, with respect to a Manager, the cash bonus shall not exceed the Manager's Base Salary.

            6.2 STOCK BONUS. The excess of the Distribution Pool over the sum of the aggregate cash bonuses payable under Section 6.1 to all Participants (the "Adjusted Distribution Pool"), if any, shall be distributed to the Participants in the form of Restricted Stock, as follows: Each Participant shall receive that number of shares of Restricted Stock having, at the time of issuance, a Fair Market Value equal to the product of (i) the Participant's Bonus Percentage and (ii) the Adjusted Distribution Pool; provided that, with respect to an Executive Officer, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed the Executive Officer's Base Salary, with respect to an Officer, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed seventy-five percent (75%) of the Officer's Base Salary, and, with respect to a Manager, the aggregate Fair Market Value of the Restricted Stock so issued shall not exceed fifty percent (50%) of the Manager's Base Salary.

      7. FORFEITURE AND VESTING OF RESTRICTED STOCK. Restricted Stock issued to a Participant shall vest and become nonforfeitable as follows: one-third (1/3) of the Restricted Stock shall vest immediately upon issuance, an additional one-third (1/3) will vest one year later, and the balance will vest on the second anniversary of the initial issuance date. Upon termination of the Participant's employment for any reason other than Retirement, all shares of Restricted Stock of the Participant which are not Vested Shares at the time of termination of employment shall be forfeited and returned to the Company, and the Participant shall no longer be the owner of or have any interest whatsoever in the forfeitable Restricted Stock.

      The Committee, in its sole discretion, may waive the forfeiture provisions of this Section 7 with respect to the Restricted Stock of a Participant whose employment has terminated for reasons other than Retirement.

      8. RESTRICTION ON TRANSFER OF RESTRICTED STOCK. Restricted Stock that is forfeitable under the terms of this Plan may not be transferred, assigned, sold, pledged, hypothecated, or otherwise disposed of in any manner and shall not be subject to levy, attachment, or other legal process.

      9. CERTIFICATES. Restricted Stock issued under this Plan shall be registered in the name of each Participant. Stock certificates so issued shall be held by the Company. Stock certificates shall bear such restrictive legends as the Committee may prescribe.

      Subject to all the terms, conditions, and limitations of this Plan, including provisions concerning forfeiture and restrictions on transfer, the Participant shall be the owner of the Restricted Stock with full dividend and voting rights. Upon the request of a Participant, separate stock certificates shall be issued and delivered to the Participant with respect to Vested Shares.
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      10. GENERAL PROVISIONS.

           10.1 NONGUARANTY OF EMPLOYMENT. The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any Participant at any time.

           10.2 WITHHOLDING OF TAXES. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Restricted Stock under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company, to the extent permitted by law, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

            10.3 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

           10.4 FRACTIONAL SHARES. No fractional shares of Stock shall be issued, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

            10.5 GOVERNING LAW. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Indiana.

      IN WITNESS WHEREOF, Steel Dynamics, Inc., acting by and through its duly authorized officers, has executed this instrument as of the 17th day of February, 2000.